Exhibit 99.3

OPENDOOR TECHNOLOGIES INC.
NON-GAAP MEASURES & KEY METRICS
(Unaudited)

($ in millions, except markets, homes purchased, homes sold, homes in inventory, and margins)	Period Ended				
	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Key Metrics					
Total Markets (at period end)	50	50	50	50	50
Total Revenue	$ 1,084	$ 1,377	$ 1,511	$ 1,181	$ 870
Gross profit	$ 85	$ 105	$ 129	$ 114	$ 72
Net loss	$ (113)	$ (78)	$ (92)	$ (109)	$ (91)
Inventory (at period end)	$ 2,159	$ 2,145	$ 2,234	$ 1,881	$ 1,775
Non-GAAP Financial Measures					
Adjusted Gross Profit	$ 75	$ 99	$ 154	$ 104	$ 66
Selling Costs	(23)	(32)	(43)	(34)	(26)
Holding Costs	(14)	(15)	(16)	(13)	(10)
Contribution Profit	$ 38	$ 52	$ 95	$ 57	$ 30
Adjusted EBITDA	$ (49)	$ (38)	$ (5)	$ (50)	$ (69)
Adjusted Net Loss	$ (77)	$ (70)	$ (31)	$ (80)	$ (97)
Margins					
Total Revenue	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Gross profit	7.8 %	7.6 %	8.5 %	9.7 %	8.3 %
Adjusted Gross Profit	6.9 %	7.2 %	10.2 %	8.8 %	7.6 %
Contribution Profit	3.5 %	3.8 %	6.3 %	4.8 %	3.4 %
Net loss	(10.4)%	(5.7)%	(6.1)%	(9.2)%	(10.5)%
Adjusted EBITDA	(4.5)%	(2.8)%	(0.3)%	(4.2)%	(7.9)%
Adjusted Net Loss	(7.1)%	(5.1)%	(2.1)%	(6.8)%	(11.1)%
Inventory Rollforward					
Homes in Inventory (at beginning of period)	6,288	6,399	5,706	5,326	4,007
Homes Purchased	2,951	3,504	4,771	3,458	3,683
Homes Sold	(2,822)	(3,615)	(4,078)	(3,078)	(2,364)
Homes in Inventory (at period end)	6,417	6,288	6,399	5,706	5,326

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share amounts which are presented in thousands, and per share amounts) (Unaudited) Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 REVENUE $ 1,084 $ 870 $ 5,153 $ 6,946 COST OF REVENUE 999 798 4,720 6,459 GROSS PROFIT 85 72 433 487 OPERATING EXPENSES: Sales, marketing and operations 88 89 413 486 General and administrative 41 48 182 206 Technology and development 33 46 141 167 Restructuring 17 4 17 14 Total operating expenses 179 187 753 873 LOSS FROM OPERATIONS (94) (115) (320) (386) (LOSS) GAIN ON EXTINGUISHMENT OF DEBT (1) 34 (2) 216 INTEREST EXPENSE (32) (37) (133) (211) OTHER INCOME – Net 14 27 64 107 LOSS BEFORE INCOME TAXES (113) (91) (391) (274) INCOME TAX EXPENSE — — (1) (1) NET LOSS $ (113) $ (91) $ (392) $ (275) Net loss per share attributable to common shareholders: Basic $ (0.16) $ (0.14) $ (0.56) $ (0.42) Diluted $ (0.16) $ (0.14) $ (0.56) $ (0.42) Weighted-average shares outstanding: Basic 716,317 672,662 699,457 657,111 Diluted 716,317 672,662 699,457 657,111

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except share data) (Unaudited) December 31, 2024 December 31, 2023 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 671 $ 999 Restricted cash 92 541 Marketable securities 8 69 Escrow receivable 6 9 Real estate inventory, net 2,159 1,775 Other current assets 61 52 Total current assets 2,997 3,445 PROPERTY AND EQUIPMENT – Net 48 66 RIGHT OF USE ASSETS 18 25 GOODWILL 3 4 INTANGIBLES – Net — 5 OTHER ASSETS 60 22 TOTAL ASSETS $ 3,126 $ 3,567 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and other accrued liabilities $ 92 $ 64 Non-recourse asset-backed debt – current portion 432 — Interest payable 3 1 Lease liabilities – current portion 2 5 Total current liabilities 529 70 NON-RECOURSE ASSET-BACKED DEBT – Net of current portion 1,492 2,134 CONVERTIBLE SENIOR NOTES 378 376 LEASE LIABILITIES – Net of current portion 13 19 OTHER LIABILITIES 1 1 Total liabilities 2,413 2,600 SHAREHOLDERS’ EQUITY: Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 719,990,121 and 677,636,163 shares issued, respectively; 719,990,121 and 677,636,163 shares outstanding, respectively — — Additional paid-in capital 4,438 4,301 Accumulated deficit (3,725) (3,333) Accumulated other comprehensive loss — (1) Total shareholders’ equity 713 967 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 3,126 $ 3,567

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) Year Ended December 31, 2024 2023 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (392) $ (275) Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash (used in) provided by operating activities: Depreciation and amortization  48 65 Amortization of right of use asset 5 7 Stock-based compensation 114 126 Inventory valuation adjustment 57 65 Change in fair value of equity securities 7 1 Other 7 13 Proceeds from sale and principal collections of mortgage loans held for sale — 1 Loss (gain) on early extinguishment of debt 2 (216) Gain on deconsolidation, net (14) — Changes in operating assets and liabilities: Escrow receivable 3 21 Real estate inventory (449) 2,613 Other assets (10) (19) Accounts payable and other accrued liabilities 31 (38) Interest payable 2 (10) Lease liabilities (6) (10) Net cash (used in) provided by operating activities (595) 2,344 CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (25) (37) Proceeds from sales, maturities, redemptions and paydowns of marketable securities 55 80 Proceeds from sale of non-marketable equity securities — 1 Cash impact of deconsolidation of subsidiaries (2) — Net cash provided by investing activities 28 44 CASH FLOWS FROM FINANCING ACTIVITIES: Repurchase of convertible senior notes — (362) Settlement of capped calls related to convertible senior notes 2 — Proceeds from exercise of stock options — 3 Proceeds from issuance of common stock for ESPP 5 2 Proceeds from non-recourse asset-backed debt 498 238 Principal payments on non-recourse asset-backed debt (715) (2,515) Payment of loan origination fees and debt issuance costs — (1) Payment for early extinguishment of debt — (4) Net cash used in financing activities (210) (2,639) NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH (777) (251)

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period 1,540 1,791 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period $ 763 $ 1,540 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest $ 121 $ 203 DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES: Stock-based compensation expense capitalized for internally developed software $ 15 $ 23 Investment in non-marketable equity securities due to deconsolidation $ 39 $ — RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS: Cash and cash equivalents $ 671 $ 999 Restricted cash 92 541 Cash, cash equivalents, and restricted cash $ 763 $ 1,540

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Gross Profit and Contribution Profit to our Gross Profit

	Three Months Ended				
(in millions, except percentages and homes sold, or as noted)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Revenue (GAAP)	$ 1,084	$ 1,377	$ 1,511	$ 1,181	$ 870
Gross profit (GAAP)	$ 85	$ 105	$ 129	$ 114	$ 72
Gross Margin	7.8 %	7.6 %	8.5 %	9.7 %	8.3 %
Adjustments:					
Inventory valuation adjustment – Current Period [(1)(2)]	6	10	34	7	11
Inventory valuation adjustment – Prior Periods [(1)(3)]	(16)	(16)	(9)	(17)	(17)
Adjusted Gross Profit	$ 75	$ 99	$ 154	$ 104	$ 66
Adjusted Gross Margin	6.9 %	7.2 %	10.2 %	8.8 %	7.6 %
Adjustments:					
Direct selling costs [(4)]	(23)	(32)	(43)	(34)	(26)
Holding costs on sales – Current Period [(5)(6)]	(4)	(6)	(5)	(5)	(3)
Holding costs on sales – Prior Periods [(5)(7)]	(10)	(9)	(11)	(8)	(7)
Contribution Profit	$ 38	$ 52	$ 95	$ 57	$ 30
Homes sold in period	2,822	3,615	4,078	3,078	2,364
Contribution Profit per Home Sold (in thousands)	$ 13	$ 14	$ 23	$ 19	$ 13
Contribution Margin	3.5 %	3.8 %	6.3 %	4.8 %	3.4 %

(1) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(2) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(3) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(4) Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes, and are included in Sales, marketing and operations.

(5) Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.

(6) Represents holding costs incurred in the period presented on homes sold in the period presented.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented.

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our Net Loss

	Three Months Ended				
(in millions, except percentages)	**December 31, 2024**	**September 30, 2024**	**June 30, 2024**	**March 31, 2024**	**December 31, 2023**
Revenue (GAAP)	**$ 1,084**	**$ 1,377**	**$ 1,511**	**$ 1,181**	**$ 870**
Net loss (GAAP)	**$ (113)**	**$ (78)**	**$ (92)**	**$ (109)**	**$ (91)**
Adjustments:					
Stock-based compensation	23	25	33	33	32
Equity securities fair value adjustment[1]	—	3	2	2	(3)
Intangibles amortization expense[2]	—	1	1	2	2
Inventory valuation adjustment – Current Period[3][4]	6	10	34	7	11
Inventory valuation adjustment — Prior Periods[3][5]	(16)	(16)	(9)	(17)	(17)
Restructuring[6]	17	—	—	—	4
Loss (gain) on extinguishment of debt	1	—	1	—	(34)
Legal contingency accrual and related expenses	5	—	—	—	—
Other[7]	—	(15)	(1)	2	(1)
Adjusted Net Loss	**$ (77)**	**$ (70)**	**$ (31)**	**$ (80)**	**$ (97)**
Adjustments:					
Depreciation and amortization, excluding amortization of intangibles	7	10	7	11	15
Property financing[8]	28	30	26	32	32
Other interest expense[9]	4	4	4	5	5
Interest income[10]	(11)	(12)	(12)	(18)	(24)
Income tax expense	—	—	1	—	—
Adjusted EBITDA	**$ (49)**	**$ (38)**	**$ (5)**	**$ (50)**	**$ (69)**
Adjusted EBITDA Margin	(4.5)%	(2.8)%	(0.3)%	(4.2)%	(7.9)%

(1) Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.

(2) Represents amortization of acquisition-related intangible assets. The acquired intangible assets had useful lives ranging from 1 to 5 years and amortization was expected until the intangible assets were fully amortized in 2024.

(3) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(4) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(5) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(6) Restructuring costs consist primarily of severance and employee termination benefits and bonuses incurred in connection with the elimination of employees' roles. Additionally, these costs include expenses related to the termination of certain non-cancelable leases and consulting fees incurred during the restructuring process.

(7) Includes primarily gain on deconsolidation, net, sublease income, impairment of internally developed software projects related to restructuring, and income from equity method investments.

(8) Includes interest expense on our non-recourse asset-backed debt facilities.

(9) Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, and interest expense related to the 2026 Notes outstanding.

(10) Consists mainly of interest earned on cash, cash equivalents, restricted cash, and marketable securities.